UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014 (June 10, 2014)

RCS Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35924	38-3894716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Ave., 14th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(866) 904-2988

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Securities Purchase Agreement Related to Luxor Private Placement

On June 10, 2014, RCS Capital Corporation (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of April 29, 2014, among the Company, RCAP Holdings, LLC, Luxor Capital Group, LP (“Luxor”) and certain other investors identified therein (collectively, the “Investors”). Pursuant to the Securities Purchase Agreement, in addition to the sale of 14,657,980 shares of a new series of the Company’s convertible preferred stock, par value $0.001 per share, designated as 7% Series A Convertible Preferred Stock (the “Convertible Preferred Stock”) convertible into shares of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”) and $120.0 million aggregate principal amount of 5% convertible senior notes (the “Convertible Notes”) convertible into shares of Class A Common Stock, which were issued on April 29, 2014, the Company had agreed to sell to the Investors $50.0 million of shares of Class A Common Stock (the “PIPE Stock” and, together with the Convertible Notes and the Convertible Preferred Stock, the “Luxor Securities”) at the same price as the shares sold in a well-marketed, underwritten public offering, subject to certain conditions.

The Amendment: (i) extended the date by which the Company is obligated to file with the Securities and Exchange Commission a continuously effective resale registration statement for the Luxor Securities from June 13, 2014 to July 1, 2014; and (ii) restated the provision related to the transfer of the Luxor Securities to eliminate a requirement that Luxor deliver an opinion of counsel prior to a transfer of the Luxor Securities.

The foregoing description of the Amendment as set forth in this Item 1.01 is a summary only and is qualified in all respects by the provisions of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Completion of Summit Merger

Pursuant to the terms of the Agreement and Plan of Merger, dated as of November 16, 2013, as amended as of March 17, 2014 (the “Merger Agreement”), by and among the Company, Dolphin Acquisition, LLC (“Merger Sub”) and Summit Financial Services Group, Inc. (“Summit”), on June 11, 2014, Merger Sub was merged with and into Summit (the “Merger”), with Summit surviving the Merger as a wholly owned subsidiary of the Company.

Summit was a public company with its common stock traded on the over-the-counter market under the symbol “SFNS” that had approximately 324 financial advisors providing securities brokerage and investment retail advice in 238 branch office across the United States with concentration in the southeast, $9.4 billion in assets under administration and approximately 50,000 clients as of March 31, 2014. Upon the closing of the Merger, the shares of Summit’s common stock ceased trading in the over-the-counter market.

Pursuant to the Merger Agreement, each share of Summit common stock issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive $1.589 in merger consideration, which consists of cash and the Company’s Class A Common Stock. Summit shareholders who receive merger consideration are also entitled to receive the pro rata portion of certain tax refunds generated after the closing of the Merger as a result of certain net operating losses expected to be incurred by Summit in 2014 and which will not be acquired by the Company pursuant to the Merger Agreement.  The aggregate amount of these refunds is currently estimated by Summit to be approximately $2.5 million, or approximately $0.06 per share of Summit common stock, and will be paid (without interest) no later than June 30, 2015.

In connection with the Merger, the Company will issue approximately 498,884 shares of its Class A Common Shares pursuant to a registration statement on Form S-4 and pay aggregate consideration in cash of $38.6 million, which does not include cash contributed by Summit.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and the First Amendment to the Merger Agreement, copies of which were filed as exhibits to the Current Reports on Form 8-K filed by the Company on November 18, 2013 and March 18, 2014, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities

Luxor Private Placement

On June 10, 2014, the Investors, each of which is an “accredited investor,” as that term is defined in Regulation D as promulgated under the Securities Act of 1933, as amended (the “Securities Act”), purchased from Company the PIPE Stock consisting of 2,469,136 newly issued shares of Class A Common Stock at $20.25 per share pursuant to the Amendment. The PIPE Stock was offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. The PIPE Stock has not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

Item 8.01. Other Events.

On June 11, 2014, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The required financial statements of Summit will be filed no later than 71 days after the date this Current Report on Form 8-K.

(b) Pro forma financial information.

The required pro forma financial information of the Company, taking into account the acquisition of Summit, will be filed no later than 71 days after the date this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 16, 2013, by and among RCS Capital Corporation, Dolphin Acquisition, LLC and Summit Financial Services Group, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on November 18, 2013).*

2.2	First Amendment to Agreement and Plan of Merger, dated as of March 17, 2014, by and among RCS Capital Corporation, Dolphin Acquisition, LLC and Summit Financial Services Group, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on March 18, 2014).

10.1	Amendment No. 1, dated as of June 10, 2014, to the Securities Purchase Agreement, dated as of April 29, 2014, among RCS Capital Corporation, RCAP Holdings, LLC, Luxor Capital Group, LP and certain other investors identified therein.

99.1	Press Release, dated June 11, 2014, issued by the Company.

* Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCS Capital Corporation

Date: June 11, 2014	By:	/s/ William M. Kahane
	Name:	William M. Kahane
	Title:	Chief Executive Officer and Director